UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2006

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

The following information is furnished under this Item 7.01:

Brenda Boehler, our executive vice president – TV & Internet sales, has expressed her intention to retire from our company at the end of the year in order to pursue personal interests and spend more time with her family. We will be implementing an orderly transition plan over the balance of the year.

Ms. Boehler joined us in February 2004, bringing more than 19 years of merchandising, direct marketing and e-commerce experience to our company, including prior senior and executive positions at the Fingerhut Companies and Target Corporation. While at ValueVision, Ms. Boehler’s efforts were critical to our successful transformation from a jewelry-focused retailer to a general merchandise retailer with mass appeal. She built an outstanding merchandising, marketing and production team and institutionalized key business processes across our company. She provided leadership to the Internet group during a period of rapid growth in the Internet business. In addition, Ms. Boehler led the successful launches of numerous merchandising and marketing initiatives, including the "Our Top Value" and "Spotlight" programs, host pick days, add-on and continuity sales, and the integration of our email and direct mail customer communications.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

July 12, 2006	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel & Secretary